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                                                                     EXHIBIT 10Q




                            401(K) RESTITUTION PLAN



EFFECTIVE DATE:           April 1, 1994

PLAN YEAR:                Calendar year

PURPOSE: Legal limits on contributions to the 401(k) Plan prevent some officers from receiving 3% of pay as Company matching contributions. The Restitution Plan will provide that 3% opportunity.

BENEFIT FOR 1994:         All eligible officers who satisfy the 401(k) plan
                          participation requirement (stated below as #1) will receive a Company contribution for 1994 whether or not they participate in the Deferred Compensation Plan.
                          The company contribution will equal 75% (9 months) of the company matching contribution available had the plan been in effect for the entire year.

ELIGIBILITY:              Officers at the Vice President and above level of A&T
                          and named subsidiaries, provided they are eligible for Company matching contributions in a Company's or subsidiary's 401(k) plan.


NAMED SUBSIDIARIES:       ASA, CDI, GSS, IPD

PLAN COMPENSATION:        W-2 Earnings plus deferred compensation, not
                          including Restitution contributions.


REQUIREMENTS FOR RECEIVING A RESTITUTION CONTRIBUTION:

1) The officer must participate in the 401(k) Plan at any percent and contribute as a matchable contribution the maximum amount allowable that is in effect at the beginning of the Plan Year (e.g., $7200 for 1994).

2) The officer must participate in the Deferred Compensation Plan. The dollar amount of officer's contributions to the Deferred Compensation Plan plus the 401(k) Plan must equal 6% of Plan Compensation.

3) All rules and conditions of the Deferred Compensation Plan will apply to Restitution Contributions.


BENEFIT CALCULATION:

1) Officer's contribution: 6% times Plan Compensation minus actual contribution to 401(k).

2) Company matching contributions: 3% of Plan Compensation minus actual matching contributions to the 401(k) Plan.

Note: The above calculations will apply to all eligible officers regardless of the percent Company match available to them in any of the Company's or subsidiary's 401(k) plans.


August 8, 1994

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                                                 401(k) Restitution Plan, Page 2


BENEFIT COMPUTATION DATE:

Estimates of the minimum officer deferral necessary to satisfy the plan requirements will be calculated and provided to officers prior to each Deferred Compensation election period.

Company contributions to the Restitution plan will be determined at year-end and invested in the Deferred Compensation Plan as soon as is practical.


INVESTMENT:

Both officer contributions and Company matching contributions will be invested in the Deferred Compensation Plan.


RESPONSIBILITIES:

Estimating minimum officer deferrals and calculating Restitution Contributions will be the responsibility of the Corporate Manager of Retirement Plans.

Officers eligible for Restitution Contributions will be notified and given the opportunity to participate in the Deferred Compensation Plan.


NO GUARANTEE:

The Company reserves the right to terminate, amend, and alter the plan at any time for any reason.


                                     By:            /s/ DAVID M. NOLF
                                             ___________________________________

                                     Title:        Exec Vice President
                                             ___________________________________

                                     Date:            August 8, 1994
                                             ___________________________________


August 8, 1994